EXHIBIT 99.1

Crexendo Announces Fourth Quarter and Fiscal Year 2023 Record Results

PHOENIX, AZ / ACCESSWIRE / March 5, 2024 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business, today announced financial results for the fourth quarter and fiscal year ended December 31, 2023.

Financial highlights:

•	Total revenue for the year increased 42% year-over-year to $53.2 million.
•	GAAP net loss for the year of $(0.4) million and non-GAAP net income for the year of $6.6 million.
•	Fourth quarter revenue increased 24% year-over-year to $14.2 million.
•	Fourth quarter GAAP net income of $0.1 million and fourth quarter non-GAAP net income of $1.6 million.

Financial Results for the Fourth Quarter of 2023

Total Revenue: Consolidated total revenue for the fourth quarter of 2023 increased 24%, or $2.7 million, to $14.2 million compared to $11.4 million for the fourth quarter of 2022.

Service Revenue: Consolidated service revenue for the fourth quarter of 2023 increased 26%, or $1.6 million, to $7.7 million compared to $6.1 million for the fourth quarter of 2022.

Software Solutions Revenue: Consolidated software solutions revenue for the fourth quarter of 2023 increased 21%, or $0.9 million, to $5.3 million compared to $4.4 million for the fourth quarter of 2022.

Product Revenue: Consolidated product revenue for the fourth quarter of 2023 increased 23%, or $0.2 million, to $1.2 million compared to $0.9 million for the fourth quarter of 2022.

Operating Expenses: Consolidated operating expenses for the fourth quarter of 2023 decreased 69%, or $(31.9) million, to $14.1 million compared to $46.0 million for the fourth quarter of 2022. Goodwill and long-lived asset impairment contributed $32.7 million of the operating expenses in 2022.

Net Income/(Loss): The Company reported net income of $0.1 million for the fourth quarter of 2023, or $0.00 per basic and diluted common share, compared to net loss of $(32.6) million, or $(1.33) loss per basic and diluted common share for the fourth quarter of 2022.

Non-GAAP: Non-GAAP net income of $1.6 million for the fourth quarter of 2023, or $0.06 per basic and diluted common share, compared to non-GAAP net income of $2.5 million or $0.10 per basic common share and $0.09 per diluted common share, for the fourth quarter of 2022.

EBITDA and Adjusted EBITDA: EBITDA for the fourth quarter of 2023 of $0.9 million compared to a loss of $(1.0) million for the fourth quarter of 2022. Adjusted EBITDA for the fourth quarter of 2023 of $1.7 million compared to $0.6 million for the fourth quarter of 2022.

Financial Results for the Full Year 2023

Total Revenue: Consolidated total revenue for the year ended December 31, 2023 increased 42%, or $15.6 million, to $53.2 million compared to $37.6 million for the year ended December 31, 2022.

Service Revenue: Consolidated service revenue for the year ended December 31, 2023 increased 52%, or $10.2 million, to $29.7 million compared to $19.5 million for the year ended December 31, 2022.

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Software Solutions Revenue: Consolidated software solutions revenue for the year ended December 31, 2023 increased 19%, or $2.9 million, to $18.0 million compared to $15.1 million for the year ended December 31, 2022.

Product Revenue: Consolidated product revenue for the year ended December 31, 2023 increased 90%, or $2.6 million, to $5.5 million compared to $2.9 million for the year ended December 31, 2022.

Operating Expenses: Consolidated operating expenses for the year ended December 31, 2023 decreased 27%, or $(20.1) million, to $54.9 million compared to $74.9 million for the year ended December 31, 2022. Goodwill and long-lived asset impairments contributed $32.7 million in operating expenses during 2022.

Net Income/(Loss): The Company reported a net loss of $(0.4) million for the year ended December 31, 2023, or $(0.01) loss per basic and diluted common share, compared to a net loss of $(35.4) million, or $(1.54) loss per basic and diluted common share for the year ended December 31, 2022.

Non-GAAP: Non-GAAP net income of $6.7 million for the year ended December 31, 2023, or $0.26 per basic and $0.24 per diluted common share, compared to non-GAAP net income of $4.1 million, or $0.18 per basic common share and $0.16 per diluted common share for the year ended December 31, 2022

EBITDA and Adjusted EBITDA: EBITDA for the year ended December 31, 2023 of $1.9 million, compared to a loss of $(2.0) million for the year ended December 31, 2022. Adjusted EBITDA for the year ended December 31, 2023 of $5.7 million compared to $2.5 million for the year ended December 31, 2022.

Cash and Cash Equivalents: Total cash and cash equivalents at December 31, 2023 was $10.3 million compared to $5.5 million at December 31, 2022.

Cash Flow: Cash provided by operating activities for the year ended December 31, 2023 was $3.5 million compared to $(0.4) million used in operating activities in the year ended December 31, 2022. Cash provided by investing activities for the year ended December 31, 2023 was $3.7 million compared to $(1.7) million used in investing activities in the year ended December 31, 2022. Cash used in financing activities for the year ended December 31, 2023 was $(2.3) million compared to $(0.1) million used in financing activities for the year ended December 31, 2022.

Additional highlights:

Crexendo Earns Frost & Sullivan's 2024 Competitive Strategy Leadership Award for Excellence in Cloud Communications - Frost & Sullivan recently researched the service provider cloud communications platform industry and, based on its findings, recognizes Crexendo with the 2024 North American Competitive Strategy Leadership Award and highlighted outstanding 36% User Surge in 2023 - Nearly Double the Industry Average

Crexendo announced in December that its cloud communication platform now supports over four million end users globally. When Crexendo acquired the NetSapiens platform in June of 2021 there were approximately 1.7 million users on the platform. With additional new licensees deploying Crexendo's platform combined with strong growth from their existing base of over 220 licensees, there are now over 4 million users utilizing the Crexendo NetSapiens platform for their communication needs.

Crexendo announced that its annual User Group Meeting ("UGM"), which took place in October 2023 in Scottsdale, Arizona, brought together a record number of industry leaders, innovators, and partners. Crexendo also unveiled new CPaaS or programmable communications capabilities via its API 2.0 release at the UGM.

Crexendo announced in September the launch of its new Generative AI technology features powered by ChatGPT in the Company's Contact Center solution. By harnessing the power of AI and natural language processing, Crexendo's technology will enable real-time conversations that feel natural yet are dynamic enough to respond to complex requests, comments and questions.

Crexendo announced in September its outstanding performance in G2's Fall 2023 Reports for VoIP, UCaaS and CCaaS. In G2's Fall 2023 Reports, the Crexendo® VIP™ platform for cloud business communications was ranked first for Usability and was honored with the Best Usability award for the third quarter in a row, celebrating its powerful, user-centric features.

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Crexendo was named a winner of the Remote Work Pioneer Award, reflecting the value of its solutions for remote and hybrid workplaces. The Company was also named a winner of the Product of the Year Award, presented by INTERNET TELEPHONY magazine, for Crexendo's NetSapiens® SNAPsolution UCaaS platform.

Crexendo announced in April that Jenne Cloud Services Brokerage is a new Technology Services Brokerage for its VIP Business Communications Platform®.  Jenne joins Crexendo’s successful Master Agent Program and is a leading cloud services brokerage and value-added distributor of technology solutions focusing on Unified Communications and collaboration, networking and infrastructure, video conferencing, physical security, and the Internet of Things (IoT).

Crexendo announced in March that Jeffrey ("Jeff") G. Korn has been appointed as Chief Executive Officer. In keeping with the Company's long-term management transition plan, previous CEO Steven ("Steve") G. Mihaylo has retired from his position.  Additionally, in January 2024, the Board of Directors of Crexendo appointed Jeff Korn as a Class I director of the Board of Directors of the Company and named him as Executive Chairman.

Management Commentary

"I am thrilled with both our annual and fourth-quarter results. The dedication and hard work of our entire team have been instrumental in this success. Despite beginning the year with a cash burn in Q1, we made a significant turnaround, achieving GAAP profitability in the third and fourth quarters, and reporting a non-GAAP net income of $6.6 million for the year. Our strong momentum continued into the fourth quarter, with a 24% increase in revenue year-over-year, reaching $14.2 million. I am equally pleased to announce that our total annual revenue soared by 42% year-over-year to $53.2 million. These achievements are a testament to our ongoing efforts to grow revenues and enhance our processes and integrate our resources company-wide," stated Jeff Korn, CEO of Crexendo. “This year has been a period of transformation, and I am very optimistic about our continued growth. In December we announced our platform had surpassed 4 million users. In 2023, we experienced a 36% surge in user growth, nearly double the industry average, earning us the prestigious Frost & Sullivan Leadership Award. We remain committed to expanding our Crexendo NetSapiens Platform offerings to further accelerate our growth trajectory.”

“In 2023, we paused our acquisitions strategy to focus on achieving operational efficiencies with past acquisitions. Our results demonstrate our strategic approach to selecting accretive acquisition targets, and we anticipate at least one acquisition this year. However, we are equally focused on continuing our double-digit organic growth rate, complemented by growth from strategic acquisitions. We are dedicated to maintaining unparalleled customer service and meeting our customers’ needs. I am confident that this will be another exciting year for Crexendo, as we strive daily to enhance shareholder value and establish ourselves as one of the leading telecommunications providers in the industry."

Conference Call

Crexendo management will hold a conference call today, March 5, 2024, at 4:30 PM Eastern time to discuss these results.

Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code 368763

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference the Crexendo earnings call.

A replay of the call will be available until March 12, 2024, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 49985.

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About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being thrilled with both its annual and fourth-quarter results; (ii) strong momentum continued into the fourth quarter with these achievements being a testament to the ongoing efforts to grow revenues, enhance processes and integrate resources company-wide; (iii) believing 2023 has been a period of transformation with being optimistic about our continued growth; (iv) remaining committed to expanding the Crexendo NetSapiens Platform offerings to further accelerate growth trajectory; (v) having paused acquisitions strategy to focus on achieving operational efficiencies with past acquisitions and those results demonstrate the strategic approach to selecting accretive acquisition targets; (vi) anticipating at least one acquisition this year; (vii) being focused on continuing double-digit organic growth rate, complemented by growth from strategic acquisitions; (viii) being dedicated to maintaining unparalleled customer service and meeting customers’ needs; and (ix) being confident that this will be another exciting year for as the Company strives daily to enhance shareholder value and establish ourselves as one of the leading telecommunications providers in the industry.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2023, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact:

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

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Use of Non-GAAP Financial Measures

            To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

            In our March 5, 2024 earnings press release, furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

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while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

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Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA

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